Exhibit 19 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K
                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of TRUST FOR U.S. TREASURY OBLIGATIONS, and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                       TITLE                      DATE

/s/ John F. Donahue              Chairman                   October 29, 1997
---------------------------
John F. Donahue                  and Trustee
                                 (Chief Executive Officer)

/s/Glen R. Johnson                        President         October 29, 1997
Glen R. Johnson

/s/John W. McGonigle             Treasurer and Executive    October 29, 1997
John W. McGonigle                Vice President and Secretary
                                 (Principal Financial and
                                 Accounting Officer)

/s/ Thomas G. Bigley             Trustee                    October 29, 1997
---------------------------
Thomas G. Bigley

/s/ John T. Conroy, Jr.          Trustee                    October 29, 1997
---------------------------
John T. Conroy, Jr.

/s/ William J. Copeland          Trustee                    October 29, 1997
---------------------------
William J. Copeland

/s/ James E. Dowd                Trustee                    October 29, 1997
---------------------------
James E. Dowd

/s/ Lawrence D. Ellis, M.D.      Trustee                    October 29, 1997
Lawrence D. Ellis, M.D.

/s/ Edward L. Flaherty, Jr.      Trustee                    October 29, 1997
---------------------------------
Edward L. Flaherty, Jr.

/s/ Peter E. Madden              Trustee                    October 29, 1997
---------------------------
Peter E. Madden

/s/ John E. Murray               Trustee                    October 29, 1997
John E. Murray, Jr.

/s/ Wesley W. Posvar             Trustee                    October 29, 1997
---------------------------
Wesley W. Posvar

/s/ Marjorie P. Smuts            Trustee                    October 29, 1997
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Marjorie P. Smuts

Sworn to and subscribed before me this 29th day of October, 1997.

/s/ Marie M. Hamm
Notary Public